Exhibit 77Q1

77Q1(a)

(1) Articles Supplementary filed in Post–Effective Amendment No. 142 (4/28/16) to the Registrant’s Registration Statement, Accession Number 0001193125-16-562628, are hereby incorporated by reference in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

(2) Articles of Amendment filed in Post–Effective Amendment No. 142 (4/28/16) to the Registrant’s Registration Statement, Accession Number 0001193125-16-562628, is hereby incorporated by reference in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

(3) Articles Supplementary are filed herewith in response to Sub-Item 77Q1(a) of the Registrant’s Form N–SAR.

77Q1(e)

(1) Amendments to the Amended and Restated Investment Advisory Agreement with Great-West Capital Management, LLC filed in Post–Effective Amendment No. 142 (4/28/16) to the Registrant’s Registration Statement, Accession Number 0001193125-16-562628, are hereby incorporated by reference in response to Sub-Item 77Q1(e) of the Registrant’s Form N–SAR.

(2) Sub-Advisory Agreement with Irish Life Investment Managers Limited for the Great-West International Index Fund; Great-West Real Estate Index Fund; Great-West S&P 500® Index Fund; Great-West S&P Mid Cap 400® Index Fund; Great-West S&P Small Cap 600® Index Fund; and Great-West Stock Index Fund filed in Post–Effective Amendment No. 142 (4/28/16) to the Registrant’s Registration Statement, Accession Number 0001193125-16-562628, is hereby incorporated by reference in response to Sub-Item 77Q1(e) of the Registrant’s Form N–SAR.

77Q1(g)

(1) Agreement and Plan of Reorganization that provides for the merger of Great-West American Century Growth Fund into Great-West Multi-Manager Large Cap Growth Fund is filed herewith in response to Sub-Item 77Q1(g) of the Registrant’s Form N–SAR.

(2) Agreement and Plan of Reorganization that provides for the merger of Great-West Small Cap Growth Fund into Great-West S&P Small Cap 600® Index Fund is filed herewith in response to Sub-Item 77Q1(g) of the Registrant’s Form N–SAR.

(3) Agreement and Plan of Reorganization that provides for the merger of Great-West Lifetime 2015 Fund II, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2045 Fund II and Great-West Lifetime 2055 Fund II into the Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund III and Great-West Lifetime 2055 Fund III, respectively, is filed herewith in response to Sub-Item 77Q1(g) of the Registrant’s Form N–SAR. Amendment to the Agreement and Plan of Reorganization that provides for the merger of Great-West Lifetime 2015 Fund II, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2045 Fund II and Great-West Lifetime 2055 Fund II into the Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund III and Great-West Lifetime 2055 Fund III, respectively, is filed herewith in response to Sub-Item 77Q1(g) of the Registrant’s Form N–SAR.